SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-A

                  For Registration of Certain Classes of Securities
                       Pursuant to Section 12(b) or (g) of the
                          Securities Exchange Act of 1934





                               TGC INDUSTRIES, INC.
               (Exact name of Registrant as specified in its charter)



        Texas                          1382                  74-2095844
(State of incorporation       (Primary Standard Industrial   (I.R.S. Employer
  or organization)            Industrial Classification       Identification
                              Code Number)                    Number)


                 1304 Summit, Suite 2, Plano, Texas  75074 (972) 881-1099
             (Address and telephone number of principal executive offices)


                                    RICE M. TILLEY, JR.
                                  Law, Snakard & Gambill, P.C.
                                    3200 Bank One Tower
                                 Fort Worth, Texas  76102
                                      (817) 878-6350
                   (Name, address and telephone number of agent for service)



                                        Copies to:
                                    VERNON E. REW, JR.
                                  Law, Snakard & Gambill, P.C.
                                    3200 Bank One Tower
                                 Fort Worth, Texas  76102


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box.

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box.

Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class                 Name of each exchange on which
           to be so registered                 each class is to be registered

 ......................................   ......................................


Securities to be registered pursuant to Section 12(g) of the Act:

                  Series C 8% Convertible Exchangeable Preferred Stock
                                  (Title of class)

 Warrant, exercisable to purchase one share of Common Stock at $.375 per share
                                  (Title of class)

Item 1.  Description of Registrant's Securities to be Registered.

         The Company hereby incorporates by reference its Form SB-2 Registration Statement, as amended, filed with the Securities and Exchange Commission on September 18, 1996, and its current report on Form 8-K dated July 11, 1996, filed with the Commission.




Item 2.  Exhibits.


         1. Specimen Certificate of the Company's Series C 8% Convertible Exchangeable Preferred Stock.

         2. Statement of Resolution Establishing Series C 8% Convertible Exchangeable Preferred Stock of TGC Industries, Inc. as filed with the Secretary of the State of Texas on June, 1996, filed as Exhibit B to the Company's current report on Form 8-K dated
             July 11, 1996, filed with the Commission and incorporated herein by reference.

         3. Form of Debenture Agreement and Debenture for 8% Subordinated Convertible Debentures, Series A filed as Exhibit 4.2 to the Company's Registration Statement on Form SB-2 filed with the Commission on September 18, 1996 and incorporated herein by reference.

         4. Form of Warrant Agreement dated July 28, 1995, as amended, and Warrant filed as Exhibit 4.3 to the Company's Registration Statement on Form SB-2 filed with the Commission on September 18, 1996 and incorporated herein by reference.

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                           TGC Industries, Inc.
                                           November 13, 1996

                                           By:/s/ ROBERT J. CAMPBELL
                                              Robert J. Campbell
                                              Vice-Chairman and Chief
                                              Executive Officer







                                      Exhibit 4.1

        Specimen Certificate for Company's Series C 8% Convertible
                       Exchangeable Preferred Stock





  Number           (Company logo located here,                        Shares
                    with the initials "TGC"
  ____________      being encased in a diamond-                   _____________
                    shaped box containing 4
                    vertical bar lines with each
                    initial being separated by a
                    bar line.)


                        TGC INDUSTRIES, INC.

           Incorporated under the laws of the State of Texas

                                                             See Reverse for
                                                           Certain Definitions

                                                            CUSIP 872417 20 9

THIS CERTIFIES THAT



                              SPECIMEN


is the owner of

fully paid and non-assessable shares of Series C 8% Convertible Exchangeable Preferred Stock, Par Value of One Dollar ($1.00) per share, of

                         TGC INDUSTRIES, INC.

transferable on the books of the Corporation, by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued under and shall be held subject to the provisions of the laws of the State of Texas and to all of the provisions of the Restated Articles of Incorporation of the Corporation, any amendments thereof, and the Bylaws (copies of which are on file at the office of the Transfer Agent), to all of which the holder of this Certificate, by acceptance hereof assents.

     This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

                                                          Dated:

                  (Corporate Seal Printed Here)
                      includes the words
                    "TGC Industries, Inc."
                 and a picture of a 5 point Star
                with one letter of the word "TEXAS"
                located between the each point)


/s/ ROBERT J. CAMPBELL
VICE CHAIRMAN OF THE BOARD

/s/ WILLIAM J. BARRETT
SECRETARY


Countersigned and Registered:
     AMERICAN STOCK TRANSFER & TRUST COMPANY
                                   Transfer Agent and Registrar

By

                                               Authorized signature


[Company logo - described above here]      TGC INDUSTRIES, INC.



     THE RESTATED ARTICLES OF INCORPORATION OF TGC INDUSTRIES, INC. ON FILE IN THE OFFICE OF THE SECRETARY OF STATE OF TEXAS SET FORTH A FULL STATEMENT OF
(A) ALL OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS, AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS OF SHARES AUTHORIZED TO BE ISSUED; (B) THE AUTHORITY OF THE BOARD OF DIRECTORS TO FIX AND DETERMINE THE RELATIVE RIGHTS AND PREFERENCES OF THE SHARES OF PREFERRED STOCK WHICH THE CORPORATION IS AUTHORIZED TO ISSUE IN SERIES AND, IF AND TO THE EXTENT THAT THEY HAVE BEEN FIXED AND DETERMINED, THE RELATIVE RIGHTS AND PREFERENCES OF ANY SUCH SERIES;
(C) THE DENIAL TO SHAREHOLDERS OF PREEMPTIVE RIGHTS; AND (D) THE DENIAL TO SHAREHOLDERS OF THE RIGHT TO CUMULATIVE VOTING. THE CORPORATION WILL FURNISH
A COPY OF SUCH STATEMENT TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE ON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.



   The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common   UNIF GIFT MIN ACT - ______ Custodian _____
TEN ENT - as tenants by the entireties               (Cust)         (Minor)
JT TEN - as joint tenants with right          Under Uniform Gifts to Minors
         of survivorship and not as            Act
         tenants in common                             (State)

  Additional abbreviations may also be used though not in the above list.

   FOR VALUE RECEIVED, _______________________________ hereby sell, assign and transfer unto

Please Insert Social Security or Other
   Identifying Number of Assignee
___________________________________________________________________________

___________________________________________________________________________
                Please Print or Typewrite Name and Address,
                 Including Postal Zip Code of Assignee
___________________________________________________________________________

___________________________________________________________________________

____________________________________________________________________ Shares
of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

__________________________________________________________________________
Attorney to transfer the said stock on the books of the within-named Company with full power of substitution in the premises.


Dated__________________________

                                 X ________________________________________
                                                 (Signature)
            NOTICE:
   The signature(s) to this
   assignment must correspond
   with the name(s) as written
   upon the face of the certificate
   in every particular without
   alteration or enlargement or
   any change whatever.          X_________________________________________
                                                (Signature)

                                The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program, pursuant to S.E.C. Rule 17Ad-15.

                                SIGNATURE(S) GUARANTEED BY:




                                __________________________________________

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